Exhibit 5.1

[Bybel Rutledge LLP Letterhead]

November 5, 2008

Board of Directors

First Perry Bancorp, Inc.

101 Lincoln Street

Marysville, Pennsylvania  17053

Board of Directors

HNB Bancorp, Inc.

3rd and Market Streets

Halifax, Pennsylvania  17032

RE:	Registration Statement on Form S-4
Registration No. 333-153486
Our File No.: 110-003

Ladies and Gentlemen:

In connection with the proposed consolidation of First Perry Bancorp, Inc. (“First Perry”) and HNB Bancorp, Inc. (“HNB”) into a new holding company called Riverview Financial Corporation (“Riverview”) and the issuance of up to 1,750,085 shares of Riverview’s common stock, par value $0.50 per share (the “Common Stock”) to be registered by the registration statement on Form S-4 and exhibits and any amendments thereto (the “Registration Statement”), we have examined the following documents:

•                                The Articles of Consolidation;

•                                Riverview’s Form of Articles of Incorporation;

•                                Riverview’s Form of Bylaws;

•                                Resolutions adopted by First Perry’s and HNB’s Boards of Directors relating to the Registration Statement as certified by the Secretaries of the corporations;

•                                The Registration Statement; and

•                                Such other necessary documents, papers and matters of law as we have deemed necessary under the circumstances.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies thereof.  As to any facts material to our opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of First Perry and HNB.

On the basis of the foregoing and in reliance thereon, it is our opinion that:

1.                                                       Upon filing the Articles of Consolidation in the Department of State of the Commonwealth of Pennsylvania, Riverview will be duly incorporated under the laws of the Commonwealth of Pennsylvania and will be validly existing and in good standing.

2.                                                       Riverview’s Common Stock covered by the Registration Statement will have been duly authorized and, when issued in accordance with the terms, conditions and provisions described in the Registration Statement will be legally and validly issued by Riverview and fully paid and non-assessable.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement on Form S-4 and to the reference to our firm appearing in the proxy statement/prospectus filed as part of the Registration Statement, filed with the U.S. Securities & Exchange Commission, as well as to any amendments or supplements thereto.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Sections 7 or 11 of the Securities Act of 1933, as amended or the rules and regulations thereunder.

Very truly yours,

/s/ BYBEL RUTLEDGE LLP
BYBEL RUTLEDGE LLP